Q2 2023 Earnings Presentation August 9, 2023 A Mission-Driven Fintech Platform that Helps Everyday Americans Gain Access to Credit with Specialty Finance Products

1 Disclaimer This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2023 guidance, the future performance of OppFi’s platform, and expectations for OppFi’s growth and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income (and margin thereof), Adjusted EBITDA (and margin thereof) and Adjusted EPS have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, plus (1) provision for income taxes; (2) amortization of debt issuance costs; (3) other addbacks and one-time expenses; and (4) sublease income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 24.17% for the three months ended June 30, 2023 and a tax rate of 24.14% for the three months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected 2023 Adjusted Net Income and projected 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. The contents of the website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

2 Q2 2023 Highlights 23% decrease year over year in marketing cost per funded loan 16%, or 9 percentage point, decrease year over year in total expenses as a percentage of total revenue 17%, or 7 percentage point, decrease year over year in net charge-off rate, as a percentage of total revenue2 14% increase year over year in total revenue Net income grew 90% year over year to $18.1 million and adjusted net income1 increased 138% year over year to $16.3 million Raised full-year guidance for adjusted net income and adjusted earnings per share 1. Adjusted net income is a financial measure that has not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with this quarter, for all periods presented, the Company has updated its key performance metrics to reflect the Company’s decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

3 Key Company Highlights 1. 2015-2022 2. 2017– 2022 3. As of 6/30/2023 4. For Q2 2023 at the time of loan approval Solid Revenue Growth 45% 5-year CAGR2 Significant Scale Facilitated more than $5.0 billion in gross loan issuance covering over 2.9 million loans, since inception3 Leading Proprietary Credit & Technology Platform Real-time AI drove automation for 85% of decisions in 2022 CEO and Executive Chairman as Largest Shareholder Owner / operator dynamic aligns incentives to maximize shareholder value Exceptional Customer Satisfaction Net Promoter Score of 794; 3,900+ Trustpilot customer reviews with 4.5 / 5.0 average rating Profitable Across Business Cycles 8 consecutive years of profitability1

4 High Percentage of Americans Lack Savings and/or Credit Access 60 million U.S. adults lack access to traditional credit at choice1 61% of U.S. consumers live paycheck to paycheck2 43% of U.S. adults have savings to cover a $1,000 unplanned expense3 1. Hamdani, Kausar, et al. “UNEQUAL ACCESS TO CREDIT The Hidden Impact of Credit Constraints.” NewYorkFed.org, 2019 2. LendingClub Corporation. "New Reality Check: The Paycheck-to-Paycheck Report - The Household Finances Deep Dive Edition“ PYMNTS.com, July 31, 2023 3. Gillespie, Lane. “Bankrate’s 2023 Annual Emergency Savings Report” Bankrate.com, February 23, 2023

5 Traditional financing options for the underbanked have been limited, with exorbitant interest rates and poor customer service OppFi Advantage: Market Leading Terms and Excellent Customer Experience ▪ Simple interest, amortizing installment loans with no balloon payments ▪ No origination, late, or NSF fees ▪ No prepayment penalties ▪ Report to the 3 major credit bureaus ▪ Work compassionately with customers who require payment plan modification ▪ OppFi TurnUp Program helps eligible applicants find more affordable options by checking market for sub-36% APR products OppFi customers can use proceeds for any unexpected expense Medical Family Car Trouble Education Housing Market Leading Terms

6 OppFi Growth Strategy Accelerate Profitable Growth Drive profitable core product volume growth Diversify into new customer and product types via M&A Expand relationships to serve more consumers • Continue to refine and enhance underwriting model, focusing on more favorable credit tiers • Maintain low customer acquisition costs and grow lower cost channels, such as SEO • Acquire platforms or assets providing accessible credit products to new customers • Expand into adjacent service businesses with synergies to core product • Achieve selected vertical integration • Form new strategic channel relationships to reach more non-prime consumers at the point of need • Maintain and grow network of aggregators

7 Q2 2023 Financial Highlights 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with this quarter, for all periods presented, the Company has updated its key performance metrics to reflect the Company’s decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card. Total Revenue • Total revenue increased 14% year over year to $122M Net Originations2 • Net originations decreased 11% year over year to $201M Ending Receivables2 • Ending receivables steady year over year at $398M $18.1M Net Income $16.3M Adj. Net Income1 $0.14 Basic EPS $0.14 Diluted EPS $0.19 Adj. EPS1

8 Year to Date (YTD) 2023 Financial Highlights Total Revenue • Total revenue increased 16% year over year to $243M Net Originations2 • Net originations decreased 6% year over year to $360M Ending Receivables2 • Ending receivables steady year over year at $398M $22.0M Net Income $20.7M Adj. Net Income1 $0.16 Basic EPS $0.16 Diluted EPS $0.24 Adj. EPS1 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with this quarter, for all periods presented, the Company has updated its key performance metrics to reflect the Company’s decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

Q2 2023 Performance

Credit adjustments led to lower net originations. Despite relatively flat receivables, higher portfolio credit quality drove total revenue growth of 14% year over year.



$144
$225
$201
-11%
Q2 2021
Q2 2022
Q2 2023

Net Originations[1]
($ Millions)



$260
$396
$398
+0%
Q2 2021
Q2 2022
Q2 2023

Ending Receivables[1]
($ Millions)



$78
$108
$122
+14%
Q2 2021
Q2 2022
Q2 2023

Total Revenue
($ Millions)

1. Beginning with this quarter, for all periods presented, the Company has updated its key performance metrics to reflect the Company's decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

9

OppFi

Year to Date (YTD) 2023 Performance

Credit adjustments led to lower net originations. Despite relatively flat receivables, higher portfolio credit quality drove total revenue growth of 16% year over year for the first half of the year.


$244
$385
$360
-6%
YTD 2021
YTD 2022
YTD 2023

Net Originations[1]
($ Millions)


$260
$396
$398
+0%
YTD 2021
YTD 2022
YTD 2023

Ending Receivables[1]
($ Millions)


$163
$209
$243
+16%
YTD 2021
YTD 2022
YTD 2023

Total Revenue
($ Millions)

1. Beginning with this quarter, for all periods presented, the Company has updated its key performance metrics to reflect the Company's decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

10

OppFi

Q2 2023 Key Performance Indicators

	UNAUDITED PERIOD ENDED	
($ in millions)	6/30/2023	6/30/2022
Net Originations[1]	$201	$225
Ending Receivables[2]	$398	$396
% of Originations by Bank Partners	97%	95%
Net Charge-Offs as % of Total Revenue[3]	36%	43%
Net Charge-Offs as % of Avg. Receivables[3]	47%	52%
Average Yield[4]	129%	119%
Automatic Approval Rate[5]	72%	63%

Key Highlights[6]

Net originations decreased 11% year over year as a result of credit adjustments made during 2022

Ending receivables were steady year over year as a result of a higher receivables balance to begin the quarter

Net charge-offs as percentage of total revenue and average receivables decreased to 36% and 47%, respectively, versus 43% and 52%, respectively, year over year, a result of the lower quality loans originated prior to credit adjustments midway through 2022 having mostly charged off by the start of the quarter

Yield increased to 129% versus 119% year over year due to a decrease in delinquent loans in the portfolio, lower enrollment in hardship and assistance programs, and a relative shift away from originating in states with lower interest rates

Automatic approval rate increased to 72% from 63% year over year, reflecting the continued application of algorithmic automation projects that streamline the origination process

1. Net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
2. Receivables are defined as the unpaid principal balances of loans.
3. Annualized net charge-offs as a percentage of total revenue and annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of total revenue and average receivables, respectively. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average Yield is defined as annualized interest income from the period as a percent of average receivables.
5. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
6. Beginning with this quarter, for all periods presented, the Company has updated its key performance metrics to reflect the Company's decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

11

OppFi

12 Condensed Balance Sheet UNAUDITED PERIOD ENDED ($ in millions) 6/30/2023 12/31/2022 Assets Cash and restricted cash $62.1 $49.7 Finance Receivables at Fair Value 447.0 457.3 Finance Receivables at Amortized Cost, Net 0.3 0.6 Other Assets 68.0 72.2 Total Assets $577.4 $579.8 Liabilities and Stockholders’ Equity Current Liabilities $26.8 $29.6 Other Liabilities 40.3 42.2 Total Debt 331.9 347.1 Warrant Liabilities 1.4 1.9 Total Liabilities 400.4 420.7 Total Equity 177.0 159.1 Total Liabilities and Equity $577.4 $579.8 Total cash increased by $12 million driven by higher payments on originated loans and partially offset by payments of debt Finance receivables at fair value decreased by $10 million due to strong payment activity and credit adjustments affecting originations growth Current liabilities decreased by $3 million resulting from a decline in both accounts payable and accrued expenses Total debt decreased by $15 million driven by a decline in utilization of revolving lines of credit of $13 million and repayment of the secured borrowing payable and notes payable Equity increased by $18 million due to net income and stock-based compensation Key Highlights

13 Grown funding capacity more than 5x since 2017 Decreased cost of borrowing spread by 500+ bps since 2017 Diversified institutional capital sources Increased financial flexibility with: • corporate credit agreements, • asset-backed facilities, • bank provided asset-based loans, • forward flow arrangements, and • total return swap Remaining debt capacity increased by $50M in July 2023 due to the SPE V facility upsize Ample debt capacity provides a means to fund anticipated short-term future growth without equity Receivable Funding Capacity ($ in millions) $55 $126 $207 $142 $274 $346 $332 $332 $40 $52 $140 $338 $158 $137 $143 $143 $11 $23 $36 $46 $62 $50 $71 $62 YE 2017 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Q2 2023 Oustanding Debt Remaining Debt Capacity Cash & Restricted Cash $105 $537 $201 $383 $526 $474 Reduced Cost of Financing and Strong Balance Sheet to Power Growth $532 $546

14 $500M to $520M Full Year 2023 Guidance Growth Profitability Profitability $29M to $35M $0.34 to $0.41 Total Revenue Affirmed approximately 10% to 15% growth Adjusted Net Income1 Raised from $24 million to $30 million Adjusted EPS1,2 Increased from $0.28 to $0.35 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures. A reconciliation of projected 2023 Adjusted Net Income and projected 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adj. EPS of $0.34 to $0.41 is based on approximate weighted average diluted share count of 85.0 million. Adj. EPS previous range of $0.28 to $0.35 was based on approximate weighted average diluted share count of 85.0 million.

15 Appendix

16 Pro Forma Share Count as of June 30, 2023 (Unaudited) Shares Share Price Notes $10.00 $12.00 $13.00 $14.00 Class A Common Stock 16,280,397 16,280,397 16,280,397 16,280,397 Class V Common Stock Held for the benefit of Pre-Business Combination OppFi Equity holders 68,537,840 68,537,840 68,537,840 68,537,840 Excludes 25,500,000 shares of Class V Common Stock outstanding with respect to Earn Out Units held by pre-business combination OppFi equity holders, which vest and are subject to forfeiture as discussed below Total Currently Issued and Outstanding Shares of Common Stock 84,818,237 84,818,237 84,818,237 84,818,237 Excludes 25,500,000 shares of Class V Common Stock outstanding with respect to Earn Out Units held by pre-business combination OppFi equity holders, which vest and are subject to forfeiture as discussed below Earn-Out Shares 8,500,000 17,000,000 (including 8,500,000 units that would have vested at $12) 25,500,000 (including 8,500,000 units that would have vested at each of $12 and $13) Earn-Out Shares represent shares of Class V Common Stock that related to a total of 25,500,000 Earn Out Units held by pre-business combination OppFi equity holders, which vest in three tranches when the volume weighted average price (VWAP) of the Class A Common Stock equals or exceeds each of $12.00, $13.00 and $14.00 for any 20 out of 30 consecutive trading days over the first 36 months after closing, and with respect to which Class V Common Stock is currently outstanding and subject to vesting and forfeiture Forfeited after 3-year anniversary of closing date if vesting conditions above are not met Total Outstanding Shares of Common Stock Giving Effect to Earn-Outs 84,818,237 93,318,237 101,818,237 110,318,237 Note: This presentation is not a complete summary of all relevant terms, conditions and information related to the capital structure of OppFi Inc. For more information, see the Company’s filings with the SEC, including the Annual Report on Form 10-K filed by the Company with the SEC on March 29, 2023 and subsequent Quarterly Reports on Form 10-Q. This presentation excludes: 703,914 shares repurchased and held as Treasury Stock 14,426,937 warrants to purchase shares of Class A Common Stock at $11.50 per share 912,500 warrants to purchase shares of Class A Common Stock at $15.00 per share 11,737,117 shares of Class A Common Stock issuable under the Company’s 2021 Equity Incentive Plan 1,349,173 shares of Class A Common Stock issuable under the Company’s 2021 Employee Stock Purchase Plan

17 Fair Value Valuation 1. Stated as a percentage of loan receivable. 2. Represents rate applied to unpaid principal receivables, inclusive of adjustment for accrued interest. Key Highlights • Interest rate increased by 210 bps due to relative increase in base APR loans in the portfolio and a shift away from originating in states with lower statutory rates • Servicing cost decreased by 180 bps to reflect more recent cost trends • Default rate increased by 330 bps due to 2022 vintages with elevated losses UNAUDITED PERIOD ENDED ($ in thousands) 6/30/2023 12/31/2022 Outstanding Principal $397,754 $402,180 Accrued Interest $14,022 $15,802 Interest Rate 154.5% 152.4% Discount Rate 26.7% 25.9% Servicing Cost1 (3.2)% (5.0)% Remaining Life 0.614 years 0.593 years Default Rate1 23.6% 20.3% Accrued Interest1 3.5% 3.9% Prepayment Rate1 21.4% 21.3% Premium to Principal2 8.8% 9.8%

18 Q2 GAAP Income Statement (in Thousands, except share and per share data) (Unaudited) 2023 2022 $ % Interest and loan related income 121,583$ 107,873$ 13,710$ 12.7% Other revenue 903 2 901 45050.0% Total revenue 122,486 107,875 14,611 13.5% Change in fair value of finance receivables (44,043) (42,154) (1,889) 4.5% Provision for credit losses on finance receivables (3,866) (569) (3,297) 579.4% Net revenue 74,577 65,152 9,425 14.5% Expenses: Sales and marketing 12,314 17,804 (5,490) (30.8%) Customer operations 10,445 10,850 (405) (3.7%) Technology, products, and analytics 9,779 8,294 1,485 17.9% General, administrative, and other 12,474 13,924 (1,450) (10.4%) Total expenses before interest expense 45,012 50,872 (5,860) (11.5%) Interest expense 11,231 7,878 3,353 42.6% Total expenses 56,243 58,750 (2,507) (4.3%) Income from operations 18,334 6,402 11,932 186.4% Change in fair value of warrant liability 351 3,297 (2,946) (89.4%) Other income 79 - 79 - Income before income taxes 18,764 9,699 9,065 93.5% Provision for income taxes 688 202 486 240.6% Net income 18,076 9,497 8,579 90.3% Less: net income attributable to noncontrolling interest 15,934 6,039 9,895 163.9% Net income attributable to OppFi Inc. 2,142$ 3,458$ (1,316)$ (38.1%) Earnings per share attributable to OppFi Inc. Earnings per common share: Basic 0.14$ 0.26$ Diluted 0.14$ 0.10$ Weighted average common shares outstanding: Basic 15,632,120 13,525,101 Diluted 15,873,753 84,283,102 Three Months Ended June 30, Variance

19 Year to Date GAAP Income Statement (in Thousands, except share and per share data) (Unaudited) 2023 2022 $ % Interest and loan related income 241,525$ 208,209$ 33,316$ 16.0% Other revenue 1,335 376 959 255.1% Total revenue 242,860 208,585 34,275 16.4% Change in fair value of finance receivables (107,161) (91,679) (15,482) 16.9% Provision for credit losses on finance receivables (3,936) (1,026) (2,910) 283.6% Net revenue 131,763 115,880 15,883 13.7% Expenses: Sales and marketing 22,161 31,394 (9,233) (29.4%) Customer operations 20,706 20,881 (175) (0.8%) Technology, products, and analytics 19,733 16,523 3,210 19.4% General, administrative, and other 24,497 27,515 (3,018) (11.0%) Total expenses before interest expense 87,097 96,313 (9,216) (9.6%) Interest expense 22,602 15,326 7,276 47.5% Total expenses 109,699 111,639 (1,940) (1.7%) Income from operations 22,064 4,241 17,823 420.3% Change in fair value of warrant liability 504 5,701 (5,197) (91.2%) Other income 272 - 272 - Income before income taxes 22,840 9,942 12,898 129.7% Provision for income taxes 834 742 92 12.4% Net income 22,006 9,200 12,806 139.2% Less: net income attributable to noncontrolling interest 19,613 4,666 14,947 320.3% Net income attributable to OppFi Inc. 2,393$ 4,534$ (2,141)$ (47.2%) Earnings per share attributable to OppFi Inc. Earnings per common share: Basic 0.16$ 0.33$ Diluted 0.16$ 0.10$ Weighted average common shares outstanding: Basic 15,336,366 13,553,308 Diluted 15,533,467 84,377,754 Six Months Ended June 30, Variance

20 Condensed Balance Sheet (in Thousands) June 30, December 31, (Unaudited) 2023 2022 $ % Assets Cash and restricted cash 62,108$ 49,670$ 12,438$ 25.0% Finance receivables at fair value 446,956 457,296 (10,340) (2.3%) Finance receivables at amortized cost, net 325 643 (318) (49.5%) Other assets 67,991 72,230 (4,239) (5.9%) Total assets 577,380$ 579,839$ (2,459)$ (0.4%) Liabilities and members' equity Current liabilities 26,833$ 29,558$ (2,725)$ (9.2%) Other liabilities 40,289 42,183 (1,894) (4.5%) Total debt 331,884 347,060 (15,176) (4.4%) Warrant liability 1,384 1,888 (504) (26.7%) Total liabilities 400,390$ 420,689$ (20,299)$ (4.8%) Total members' equity 176,990 159,150 17,840 11.2% Total liabilities and members' equity 577,380$ 579,839$ (2,459)$ (0.4%) Variance

21 Condensed Cash Flow Statement (in Thousands) (Unaudited) 2023 2022 $ % Net cash provided by operating activities 138,566$ 102,784$ 35,782$ 34.8% Net cash (used in) investing activities (103,199) (164,390) 61,191 37.2% Net cash (used in) provided by financing activities (22,929) 56,882 (79,811) (140.3%) 12,438$ (4,724)$ 17,162$ 363.3% Variance Net increase (decrease) in cash, cash equivalents and restricted cash Six Months Ended June 30,

Q2 Net Income to Adjusted EBT, Adjusted Net Income and Adjusted EBITDA Reconciliation

(in Thousands, except share and per share data)	Three Months Ended June 30,		Variance	
(Unaudited)	2023	2022	$	%
Net income	**$ 18,076**	**$ 9,497**	**$ 8,579**	**90.3%**
Provision for income taxes	688	202	486	240.6%
Debt amortization	514	435	79	18.2%
Other addback and one-time expenses[1]	2,237	(1,145)	3,382	(295.4%)
Sublease income	(79)	-	(79)	-
Adjusted EBT	**21,436**	**8,989**	**12,447**	**138.5%**
Less: pro forma taxes[2]	(5,181)	(2,170)	(3,011)	138.8%
Adjusted net income	**16,255**	**6,819**	**9,436**	**138.4%**
Pro forma taxes[2]	5,181	2,170	3,011	138.8%
Depreciation and amortization	3,317	3,366	(49)	(1.5%)
Interest expense	10,717	7,442	3,275	44.0%
Business (non-income) taxes	274	210	64	30.5%
Adjusted EBITDA	**$ 35,744**	**$ 20,007**	**$ 15,737**	**78.7%**
Adjusted earnings per share	$ 0.19	$ 0.08		
Weighted average diluted shares outstanding	84,750,663	84,283,102		

1. For the three months ended June 30, 2023, other addbacks and one-time expenses, net of $2.2 million included a $(0.4) million addback due to the change in fair value of the warrant liabilities, a $(3.1) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.6 million in severance expenses, $0.1 million in retention expenses, $0.8 million in expenses related to stock compensation, and $0.4 million in professional fees related to corporate development. For the three months ended June 30, 2022, other addbacks and one-time expenses, net of $(1.1) million included a $(3.3) million addback due to the change in fair value of the warrant liabilities, $0.5 million in severance expenses, $0.1 million in retention expenses, $1.1 million in expenses related to stock compensation, and a $0.5 million one-time origination fee expense.
2. Assumes a tax rate of 24.17% for the three months ended June 30, 2023 and 24.14% for the three months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

22

OppFi

Year to Date Net Income to Adjusted EBT, Adjusted Net Income and Adjusted EBITDA Reconciliation

(in Thousands, except share and per share data)	Six Months Ended June 30,		Variance	
(Unaudited)	2023	2022	$	%
Net income	**$ 22,006**	**$ 9,200**	**$ 12,806**	**139.2%**
Provision for income taxes	834	742	92	12.4%
Debt amortization	1,278	1,044	234	22.4%
Other addback and one-time expenses[1]	3,324	(1,269)	4,593	(361.9%)
Sublease income	(159)			
Adjusted EBT	**27,283**	**9,717**	**17,566**	**180.8%**
Less: pro forma taxes[2]	(6,592)	(2,340)	(4,252)	181.7%
Adjusted net income	**20,691**	**7,377**	**13,314**	**180.5%**
Pro forma taxes[2]	6,592	2,340	4,252	181.7%
Depreciation and amortization	6,708	6,604	104	1.6%
Interest expense	21,324	14,282	7,042	49.3%
Business (non-income) taxes	546	589	(43)	(7.3%)
Adjusted EBITDA	**$ 55,861**	**$ 31,192**	**$ 24,669**	**79.1%**
Adjusted earnings per share	$ 0.24	$ 0.09		
Weighted average diluted shares outstanding	84,592,228	84,377,754		

1. For the six months ended June 30, 2023, other addbacks and one-time expenses, net of $3.3 million included a $(0.5) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $(3.0) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.6 million in severance expenses, $0.1 million in retention expenses, $2.0 million in expenses related to stock compensation, and $0.4 million in professional fees related to corporate development. For the six months ended June 30, 2022, other addbacks and one-time expenses, net of $(1.3) million included a $(5.7) million addback due to the change in fair value of the warrant liabilities, $2.0 million in severance expenses, $0.1 million in retention expenses, $1.6 million in expenses related to stock compensation, a $0.5 million one-time origination fee expense, and $0.2 million in one-time legal expenses.
2. Assumes a tax rate of 24.16% for the six months ended June 30, 2023 and a 24.08% tax rate for the six months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

23

OppFi

24 Q2 and Year to Date Diluted Shares as Reflected in Adjusted Earnings Per Share (Unaudited) 2023 2022 Weighted average Class A common stock outstanding 15,632,120 13,525,101 Weighted average Class V voting stock outstanding 94,376,910 96,114,373 Elimination of earnouts at period end (25,500,000) (25,500,000) Dilutive impact of restricted stock units 238,008 125,383 Dilutive impact of performance stock units 3,625 18,245 Weighted average diluted shares outstanding 84,750,663 84,283,102 Three Months Ended June 30, (Unaudited) 2023 2022 Weighted average Class A common stock outstanding 15,336,366 13,553,308 Weighted average Class V voting stock outstanding 94,558,761 96,225,804 Elimination of earnouts at period end (25,500,000) (25,500,000) Dilutive impact of restricted stock units 180,290 89,519 Dilutive impact of performance stock units 16,811 9,123 Weighted average diluted shares outstanding 84,592,228 84,377,754 Six Months Ended June 30,

Q2 Adjusted Earnings Per Share

(in Thousands, except share and per share data)	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022			
(Unaudited)	$		Per Share		$		Per Share	
Weighted average diluted shares outstanding				**84,750,663**				**84,283,102**
Net Income	**$**	**18,076**	**$**	**0.21**	**$**	**9,497**	**$**	**0.11**
Provision for income taxes		688		0.01		202		0.00
Debt amortization		514		0.01		435		0.01
Other addback and one-time expenses[1]		2,237		0.03		(1,145)		(0.01)
Sublease income		(79)		(0.00)		-		-
Adjusted EBT	**$**	**21,436**	**$**	**0.25**	**$**	**8,989**	**$**	**0.11**
Less: pro forma taxes		(5,181)		(0.06)		(2,170)		(0.03)
Adjusted net income	**$**	**16,255**	**$**	**0.19**	**$**	**6,819**	**$**	**0.08**

1. For the three months ended June 30, 2023, other addbacks and one-time expenses, net of $2.2 million included a $(0.4) million addback due to the change in fair value of the warrant liabilities, a $(3.1) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.6 million in severance expenses, $0.1 million in retention expenses, $0.8 million in expenses related to stock compensation, and $0.4 million in professional fees related to corporate development. For the three months ended June 30, 2022, other addbacks and one-time expenses, net of $(1.1) million included a $(3.3) million addback due to the change in fair value of the warrant liabilities, $0.5 million in severance expenses, $0.1 million in retention expenses, $1.1 million in expenses related to stock compensation, and a $0.5 million one-time origination fee expense.

25

OppFi

26 Year to Date Adjusted Earnings Per Share 1. For the six months ended June 30, 2023, other addbacks and one-time expenses, net of $3.3 million included a $(0.5) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $(3.0) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.6 million in severance expenses, $0.1 million in retention expenses, $2.0 million in expenses related to stock compensation, and $0.4 million in professional fees related to corporate development. For the six months ended June 30, 2022, other addbacks and one-time expenses, net of $(1.3) million included a $(5.7) million addback due to the change in fair value of the warrant liabilities, $2.0 million in severance expenses, $0.1 million in retention expenses, $1.6 million in expenses related to stock compensation, a $0.5 million one-time origination fee expense, and $0.2 million in one-time legal expenses. (in Thousands, except share and per share data) (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 84,592,228 84,377,754 Net Income 22,006$ 0.26$ 9,200$ 0.11$ Provision for income taxes 834 0.01 742 0.01 Debt amortization 1,278 0.02 1,044 0.01 Other addback and one-time expenses1 3,324 0.04 (1,269) (0.02) Sublease income (159) (0.00) - - Adjusted EBT 27,283$ 0.32$ 9,717$ 0.12$ Less: pro forma taxes (6,592) (0.08) (2,340) (0.03) Adjusted net income 20,691$ 0.24$ 7,377$ 0.09$ Six Months Ended June 30, 2023 Six Months Ended June 30, 2022